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                                                                    EXHIBIT 99.1

                           N E W S   R E L E A S E


(KING PHARMACEUTICALS LOGO)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

                KING PHARMACEUTICALS APPOINTS JOSEPH SQUICCIARINO
                             CHIEF FINANCIAL OFFICER

BRISTOL, TENNESSEE, June 1, 2005 - King Pharmaceuticals, Inc. (NYSE:KG) announced today the appointment of Joseph Squicciarino as the Company's new Chief Financial Officer. Mr. Squicciarino plans to join King on June 27, 2005.

Brian A. Markison, President and Chief Executive Officer of King, stated, "We are extremely pleased that Joseph Squicciarino has agreed to join King as our new Chief Financial Officer." Mr. Markison added, "With his strong leadership skills, pharmaceutical background and wide-range of operating experience, we are confident that Joe will complement the Company's executive management team as it focuses on achieving the Company's growth objectives."

Mr. Squicciarino joins King with over 26 years of proven financial and operational experience. Most recently, Mr. Squicciarino served as Chief Financial Officer-North America for Revlon. Prior to joining Revlon, Mr. Squicciarino distinguished himself for over 23 years in the pharmaceutical industry in a variety of senior finance positions within Johnson & Johnson and Bristol-Myers Squibb. He holds a B.S. degree in accounting from Adelphi University and is a Certified Public Accountant.

Mr. Squicciarino commented, "I am very pleased to accept this outstanding opportunity with King. I believe the Company is ideally positioned for growth through external development while simultaneously delivering operating efficiencies."

The appointment of Mr. Squicciarino fills the vacancy created by the previously announced retirement of James R. Lattanzi, King's former Chief Financial Officer.

ABOUT KING PHARMACEUTICALS
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements, which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to Mr. Squicciarino's plans to join King on June 27, 2005, and statements pertaining to the Company's prospects for growth. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on Mr.



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Squicciarino joining King as the Company's Chief Financial Officer as planned;
dependence on King's ability to continue to acquire branded products, including products in development, that further enhance the Company's potential for growth; dependence on King's ability to continue to successfully implement the Company's growth strategy and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company's growth strategy; dependence on management of King's growth and integration of its acquisitions; dependence on the development of successful marketing strategies that result in growth in net sales of King's products, including, but not limited to, Altace(R) (ramipril), Skelaxin(R) (metaxalone), Levoxyl(R) (levothyroxine sodium tablets, USP), Sonata(R) (zaleplon) and Thrombin-JMI(R) (thrombin, topical, bovine, USP); dependence on King's ability to maintain effective patent protection for current formulations of Altace(R) and Skelaxin(R); dependence on King's ability to maintain and/or establish effective patent protection for potential new formulations of Altace(R); dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King's products; dependence on the potential effect on sales of King's existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to, King Pharmaceuticals Research and Development's pre-clinical and clinical pharmaceutical product development projects; dependence on the Company's compliance with U.S. Food and Drug Administration ("FDA") and other government regulations that relate to the Company's business; and dependence on changes in general economic and business conditions, changes in federal and state laws and regulations, and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2004 and Form 10-Q for the first quarter ended March 31, 2005, which are on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

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                                    CONTACTS:

   James E. Green, Executive Vice President, Corporate Affairs - 423-989-8125
      David E. Robinson, Senior Director, Corporate Affairs - 423-989-7045







                                EXECUTIVE OFFICES
        KING PHARMACEUTICALS - 501 FIFTH STREET, BRISTOL, TENNESSEE 37620